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                                                                   EXHIBIT 10.16

                              MANAGEMENT AGREEMENT

          This Management Agreement is made as of February 27, 2004, among Solo Cup Investment Corporation, a Delaware corporation ("HOLDINGS"), Solo Cup Company, a Delaware corporation (the "COMPANY"), and Vestar Capital Partners, a New York general partnership ("VESTAR").

          WHEREAS, Vestar, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of Holdings and its subsidiaries (including the Company); and

          WHEREAS, each of Holdings and the Company desires to avail itself, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which it acknowledges the expertise of Vestar.

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

     1. APPOINTMENT. Each of Holdings and the Company hereby appoints Vestar to render advisory and consulting services referred to in Section 2 commencing upon the Closing Date (as defined in the Convertible Participating Preferred Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of February 27, 2004, among Holdings, Vestar Cup Investment, LLC ("VCI"), Vestar Cup Investment II, LLC ("VCI II") and Vestar Capital Partners IV, L.P. ("VCP IV")).

     2. SERVICES. Vestar hereby agrees that, commencing upon the Closing Date, it shall render to each of Holdings and the Company (and their subsidiaries) from time to time by and through such of Vestar's officers, employees, agents, representatives and affiliates as Vestar, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Holdings and the Company (and their subsidiaries) in connection with strategic financial planning and other services not referred to in the next sentence, including advisory and consulting services in relation to the selection, supervision and retention of independent auditors, outside legal counsel and investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include
(x) investment banking or other financial advisory services rendered by Vestar and its affiliates to Holdings and the Company (and their subsidiaries) after the Closing Date in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by Holdings and the Company (and their subsidiaries) or (y) full or part-time employment by any of Holdings and the Company (and their subsidiaries) of any employee or partner of Vestar or any of its affiliates. The services described in the preceding sentence may be provided by Vestar if the parties hereto so mutually agree, and the rendering of and compensation for such services shall be pursuant to the terms and conditions contained in a written instrument executed by the parties hereto.

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     3. FEES. Subject to the provisions of Section 6, Holdings and the Company and their respective successors hereby jointly and severally agree to pay to Vestar a per annum management fee (the "FEE") equal to $800,000, which shall not vary regardless of the level of services provided pursuant to Section 2 for such year. For the period from the Closing Date through July 1, 2004, the Fee shall be pro rated based on the number of days in such period and shall be payable in full on the Closing Date. For all periods beginning after July 1, 2004, the Fee shall be payable semi-annually in advance on each January 1 and July 1; PROVIDED, HOWEVER, that Vestar shall promptly reimburse to Holdings a pro rated portion of the Fee attributable to any period occurring after the termination of this Agreement, based on the number of days in such period. All references to "per annum" or "annual" herein refer to the fiscal year of the Company.

     4. REIMBURSEMENTS. In addition to the Fee, Holdings and the Company hereby jointly and severally agree to pay directly or reimburse Vestar for its reasonable Out-of-Pocket Expenses incurred after the Closing Date in connection with services provided pursuant to Section 2. For the purposes of this Agreement, the term "OUT-OF-POCKET EXPENSES" shall mean the amounts paid by or on behalf of Vestar in connection with services provided pursuant to Section 2, including (i) reasonable fees and disbursements of counsel and accountants, (ii) reasonable fees and disbursements of other independent professionals retained by Vestar with the prior written consent of Holdings or the Company, (iii) reasonable costs of outside services or independent contractors, such as couriers, business publications or similar services, and (iv) reasonable transportation, long-distance telephone, out-going telecopy and similar expenses not associated with Vestar's ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made from time to time upon the reasonable request of Vestar after presentation by Vestar of reasonable documentation therefor.

     5. INDEMNIFICATION. Except as provided below, Holdings and the Company hereby jointly and severally agree to indemnify and hold harmless Vestar and its affiliates, partners, members, officers, directors, employees, agents, representatives and stockholders (each being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the services contemplated by, this Agreement. Except as provided below, Holdings and the Company hereby jointly and severally agree to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto; provided that in no event shall Holdings and/or the Company be required to pay fees and expenses under this section for more than one firm of attorneys in any jurisdiction in any one legal action or group of related actions. Holdings and the Company will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence, bad faith or willful misconduct of an Indemnified Party, and in such case, an Indemnified Party shall promptly reimburse to Holdings any amounts advanced by Holdings or the Company to or on

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behalf of such Indemnified Party with respect to such loss, claim, damage, liability, cost or expense. No Indemnified Party seeking indemnification or reimbursement under this Section will, without Holdings' and the Company's prior written consent, which consent shall not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this Section.

     6. TERM. This Agreement shall become effective as of the Closing Date and shall terminate at such time after the Closing Date as VCP IV and the partners therein and the affiliates thereof cease to beneficially own (as defined in the Stock Purchase Agreement) at least 10% of the outstanding Common Stock (as defined in the Stock Purchase Agreement). The provisions of Sections 4, 5, 7 and 8 and this Section 6 and the joint and several obligations of Holdings and the Company to pay Fees accrued during the term of this Agreement pursuant to
Section 3 shall survive the termination of this Agreement.

     7. PERMISSIBLE ACTIVITIES. Subject to (a) the Stockholders' Agreement, dated as of February 27, 2004, among VCP IV, VCI II, VCI, SCC Holding Company LLC, Holdings and the Management Investors and (b) all applicable provisions of Delaware law that impose fiduciary duties upon Vestar or its partners, members or affiliates, nothing herein shall in any way preclude Vestar or its partners, members, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by Holdings, the Company or their subsidiaries. Notwithstanding the foregoing, Vestar acknowledges that it will receive information with respect to Holdings, the Company and their respective affiliates and subsidiaries and agrees such information will contain information that is non-public, confidential or proprietary in nature (the "CONFIDENTIAL INFORMATION"). Vestar agrees that it will use the Confidential Information solely for the purposes contemplated by this Agreement and in no manner detrimental to Holdings, the Company and their affiliates and subsidiaries. Vestar agrees that the Confidential Information will be kept confidential and will not be disclosed, other than in connection with the performance of its duties under this Agreement and as required by law. The term "Confidential Information" shall not include (i) information that is generally available to and known by the public (other than as a result of disclosure by Vestar) or (ii) was available to Vestar on a non-confidential basis prior to disclosure by Holdings, the Company or their affiliates and subsidiaries.

     8. GENERAL. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed to be the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

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If to Vestar:                    Vestar Capital Partners
                                 245 Park Avenue, 41st Floor
                                 New York, New York 10167
                                 Attention: Norman W. Alpert and General Counsel

With a copy to:                  Simpson Thacher & Bartlett LLP
                                 425 Lexington Avenue
                                 New York, New York 10017
                                 Attention: Peter Gordon

If to Holdings or the Company:   Solo Cup Investment Corporation
                                 1700 Old Deerfield Road
                                 Highland Park, Illinois 60035
                                 Attention: Ronald L. Whaley

With a copy to:                  Skadden, Arps, Slate, Meagher & Flom LLP
                                 333 West Wacker Drive
                                 Chicago, Illinois 60606
                                 Attention: Brian W. Duwe, Esq.

          (c) This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto. This Agreement shall inure to the benefit of, and be binding upon, Vestar, the Indemnified Parties, Holdings, the Company and their respective successors and assigns.

          (e) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts; each set of counterparts showing execution by all parties shall be deemed an original and shall constitute one and the same instrument.

          (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

                                     * * * *

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          IN WITNESS WHEREOF, the parties have caused this Management Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.


                                     VESTAR CAPITAL PARTNERS

                                     By its General Partner:


                                     By: /s/ Norman W. Alpert
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     SOLO CUP INVESTMENT CORPORATION


                                     By: /s/ Ronald L. Whaley
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     SOLO CUP COMPANY


                                     By: /s/ Ronald L. Whaley
                                        ----------------------------------------
                                        Name:
                                        Title: